As filed with the Securities and Exchange Commission on March 30, 2020
Registration No. 333-232868

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VALERITAS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	3841	46-5648907
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
750 Route 202 South, Suite 600
Bridgewater, NJ 08807
(908) 927-9920
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
John E. Timberlake
Chief Executive Officer
Valeritas Holdings, Inc.
750 Route 202 South, Suite 600
Bridgewater, NJ 08807
(908) 927-9920
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Emilio Ragosa DLA Piper LLP (US) 51 John F. Kennedy Parkway, Suite 120 Short Hills, New Jersey 07078 (973) 520-2550
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒
EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 is an amendment to the Registration Statement on Form S-1 (Reg. No. 333-232868), or the Registration Statement, of Valeritas Holdings, Inc., or the Company. The common stock purchase agreement by and between the Company and Aspire Capital Fund, LLC was automatically terminated upon the Company’s filing of Chapter 11 bankruptcy petitions on February 9, 2020, which we refer to as the Termination Date. In accordance with the undertakings made by the Company to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement which remain unsold at the termination of the offerings, the Company hereby removes from registration all securities registered under the Registration Statement which remained unsold as of the Termination Date.

Following effectiveness of this Post-Effective Amendment No. 1, the Registrant intends to file a Form 15 to terminate its duty to file reports under Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, New Jersey, on March 30, 2020.

VALERITAS HOLDINGS, INC.

By:	/s/ John E. Timberlake
John E. Timberlake
President and Chief Executive Officer (principal executive officer and interim principal financial officer)

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.